Delaware

                                                               The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF

DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT

COPY OF THE CERTIFICATE OF DESIGNATION OF “GO EZ CORPORATION”,

FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF JULY, A.D. 2014,

AT 11:58 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE

NEW CASTLE COUNTY RECORDER OF DEEDS.

08 71103

81 0 0

                                                                                                                                                   /s/ Jeffrey W. Bullock, Secretary of State

14 098 6659                                                                                                 AUTHENTICATION: 1564041

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware

Secretary of State

Division of Corporaitons

Delivered 12:13 PM 07/23/2014

FILED 11:58 AM 07/23/2014

SRV 140986659 - 0871103 FILE

GO EZ CORPORATION CERTIFICATE OF DESIGNATIONS

Preferred Stock Class: Series A

Series B

Series C Series D

Common Stock Class

CERTIFICATE  OF DESIGNATION,  SERIES A PREFERRED  STOCK

l.l  DESIGNATION.                   Ten thousand  (10,000) shares of Series A Preferred  Stock, par value $0.000 l per share, are authorized pursuant to the Corporation’s Certificate of Incorporation, as amended (the "Series A Preferred  Stock” or 'Series A Preferred  Shares”).

l.2 ISSUANCE  AND PRICE.

(a)  Shares of Series A Preferred Stock may only be issued to statutory officers, members of the Board of Directors and employees of, or consultants to, the Corporation, or as determined by a unanimous vote of the Board of Directors (collectively, “Qualified Persons”).

(b)  Each share of Series A Preferred Stock has an issuance price of U.S.$ 1,000 (one thousand U.S. dollars). The issuance price may be changed at any time by a unanimous vote of the Board of Directors without an amendment to this Certificate of Designation. Consideration accepted as payment for Series A Preferred Shares shall include cash, and any other consideration as determined by a majority vote of the Board of Directors in a share issuance resolution at any meeting or action without meeting.

l.3 CONVERSION RIGHTS.

(a) Shares of Series A Preferred Stock shall have no conversion rights until six months from the date of issuance, and then shall have conversion rights as specified in paragraph (b) below.

(b)  Each share of Series A Preferred Stock may be converted at the sole election of the holder, at any time beginning six months from the date of its issuance, into shares of the Common Stock according to the following formula:

The formula in words:

The total number of issued and outstanding shares of the Common Stock at time of conversion  (“Issued  Common”)

The total number of issued and outstanding shares of the Series B Preferred Stock at time of conversion (“Issued B”)

plus

The total number of issued and outstanding shares of the Series C Preferred Stock at time of conversion (“Issued C”).

The above three figures, after being added together, is multiplied by two, then divided by the number of issued and outstanding shares of Series A Preferred Stock at time of conversion (“Issued A”).

The formula in symbols:

(Issued Common + Issued B + Issued C)    x    2

----------------------------------------------------------    =     # of common shares issuable

      Issued A

    for each share of A converted

(c) Following receipt by the Corporation’s duly appointed transfer agent of a notice of conversion to Common Stock from the holder, together with the holder’s stock certificate(s) evidencing the Series A Preferred Stock to be converted, the Corporation’s transfer agent shall issue and deliver to such holder a certificate for the number of shares of Common Stock issuable to the holder pursuant to the holder’s conversion in accordance with the provisions of this Section. The stock certificate(s) evidencing the Common Stock shall be issued, if appropriate, with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and that it cannot be transferred or sold unless it is so registered, or an exemption from registration is available. The shares of Common Stock shall be issued in the same name as the person who is the holder of the Series A Preferred Stock unless the holder assigns such shares to another person or entity and, in the opinion of counsel to the Corporation, such issuance to another person or entity can be made in compliance with applicable securities laws.

(d) All shares of Common Stock delivered upon conversion of the Series A Preferred Stock as provided herein shall be duly and validly issued and fully paid and nonassessable. Effective as of the conversion date, such converted shares of the Series A Preferred Stock shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of Common Stock issuable upon such conversion.

(e) The Corporation covenants that, within 30 days of receipt of a conversion notice from any holder of shares of Series A Preferred Stock wherein which such conversion would create more shares of Common Stock than are authorized, the Corporation will increase the authorized number of shares of Common Stock sufficient to allow for such conversion.

1.4 DIVIDENDS.

The shares of Series A Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion, except that, upon any declaration of a dividend, eighty percent (80%) of the total aggregate value of the dividend shall be distributed to the shares of the Series A Preferred Stock.

1.5 VOTING RIGHTS.

(a) For matters in which Delaware law restricts voting only to those shares of this series of Preferred Stock, or only to the shares of the Preferred Stock class as a whole, each share of Series A Preferred Stock shall have one million (1,000,000) votes.

(b) For all other matters in which shares of Series A Preferred Stock are legally allowed to vote, the voting rights are as follows:

i.

If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall have voting rights equal to eighty percent (80%) of the voting rights of the entire Corporation.

ii.

Each share of Series A Preferred Stock which is issued and outstanding shall have the voting rights equal to eighty percent (80%) of the voting rights of the entire Corporation, divided by the number of shares of Series A Preferred Stock issued and outstanding at the time of voting.

1.6 LIQUIDATION RIGHTS.

Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any other series or class of stock, ninety percent (90%) of the assets of the Corporation, or liquidated value thereof, which remain after any legally obligated payments are made by the Corporation, shall be distributed to the holders of the Series A Preferred Stock, with each holder receiving their respective pro rata share of such assets, or liquidated value thereof.

1.7 CALL (REDEMPTION) PROVISION.

Shares of Series A Preferred Stock are not callable (redeemable).

1.8 SENIORITY (RANK).

For any purpose other than those specifically delineated in Sections 1.1 – 1.7 above, the Series A Preferred Stock Class shall have seniority, priority and rank over all other classes and series of stock.

1.9 SEVERABILITY OF PROVISIONS.

Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

1.10 AMENDMENTS.

The provisions of Series A Preferred Stock Class (Sections 1.1 – 1.10 of this Certificate of Designations) may not be amended without the unanimous vote of the Board of Directors and a majority of the shares of the Series A Preferred Stock Class.

CERTIFICATE OF DESIGNATION, SERIES B PREFERRED STOCK

2.1 DESIGNATION.

Five hundred thousand (500,000) shares of Series B Preferred Stock, par value $0.0001 per share, are authorized pursuant to the Corporation’s Certificate of Incorporation, as amended (the “Series B Preferred Stock”).

2.2 PRICE.

The issuance price per share shall be equal to one thousand dollars (US$1,000). The issuance price may be changed at any time by a majority vote of the Board of Directors without an amendment to this Certificate of Designation. Consideration accepted as payment for Series B Preferred Shares shall include cash, and any other consideration as determined by a majority vote of the Board of Directors in a share issuance resolution at any meeting or action without meeting.

2.3 SENIORITY (RANK).

For any purpose other than those specifically delineated in Sections 2.4 – 2.12 below, the Series B Preferred Stock Class shall have seniority, priority and rank over all other classes and series of stock except Series A Preferred Stock Class.

2.4 DIVIDENDS.

The holders of the Series B Preferred Stock shall not be entitled to receive dividends.

2.5 CALL (REDEMPTION).

Beginning 36 months from the date of issuance (the “Maturity Date”), the Corporation may, at any time, redeem for cash (the “Call”) any and/or all of such issued shares of the Series B Preferred Stock, which cash redemption shall consist of a cash payment of 115% of the price paid per share.

2.6 PRE-EMPTION OF THE CALL.

Upon receipt of a notice by the Corporation to Call, each holder of Series B Preferred Stock shall have the right to convert his/her/its shares to common shares, so long as he/she/it elects to do so within the prescribed conversion process, as described in the notice.

2.7 CONVERSION RIGHTS.

(a) Each share of Series B Preferred Stock may be convertible, at any time by the respective holder, into the number of shares of the Corporation’s Common Stock, equal to the price paid for the share of Series B Preferred Stock, divided by ten times the par value of the Common Stock at the time of conversion, subject to adjustment as may be determined by the Board of Directors from time to time (the “Conversion Rate”). For example, assuming a $1,000 price per share of Series B Preferred Stock, and a par value of $0.0001 per share for Common Stock, each share of Series B Preferred Stock would be convertible into 1,000,000 shares of Common Stock. Such conversion shall be deemed to be effective on the business day (the “Conversion Date”) following the receipt by the Corporation of written notice from the holder of the Series B Preferred Stock of the holder's intention to convert the shares of Series B Stock, together with the holder's stock certificate or certificates evidencing the Series B Preferred Stock to be converted.

(b) Following receipt by the Corporation’s duly appointed transfer agent of a notice of conversion to Common Stock from the holder, together with the holder’s stock certificate(s) evidencing the Series B Preferred Stock to be converted, the Corporation’s transfer agent shall issue and deliver to such holder a certificate for the number of shares of Common Stock issuable to the holder pursuant to the holder’s conversion in accordance with the provisions of this Section. The stock certificate(s) evidencing the Common Stock shall be issued, if appropriate, with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and that it cannot be transferred or sold unless it is so registered, or an exemption from registration is available. The shares of Common Stock shall be issued in the same name as the person who is the holder of the Series B Preferred Stock unless the holder assigns such shares to another person or entity and, in the opinion of counsel to the Corporation, such issuance to another person or entity can be made in compliance with applicable securities laws.

(c) All shares of Common Stock delivered upon conversion of the Series B Preferred Stock as provided herein shall be duly and validly issued and fully paid and nonassessable. Effective as of the conversion date, such converted shares of the Series B Preferred Stock shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of Common Stock issuable upon such conversion.

(d) The Corporation covenants that, within 30 days of receipt of a conversion notice from any holder of shares of Series B Preferred Stock wherein which such conversion would create more shares of Common Stock than are authorized, the Corporation will increase the authorized number of shares of Common Stock sufficient to allow for such conversion.

2.8 LIQUIDATION PREFERENCE.

In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount up to $1,000 per share before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation’s capital stock except Series A Preferred Stock. The entire assets of the Corporation available for distribution after the liquidation preferences of the Series A Preferred Stock are fully met shall be distributed ratably among the holders of the Series B Preferred Stock, up to a maximum of $1,000 per share. Neither an acquisition by, nor a consolidation or merger of the Corporation with, another corporation – even if the Corporation is the non-surviving entity – nor a sale or transfer of all or part of the Corporation’s assets for cash, securities or other property, will be considered a liquidation, dissolution or winding up of the Corporation.

2.9 VOTING RIGHTS.

No voting rights attach to the Series B Preferred Stock, except as required by Delaware law, in which case each share shall have ten (10) votes.

2.10 STATUS OF ACQUIRED SHARES.

Shares of Series B Preferred Stock called (redeemed) by the Corporation, will be restored to the status of authorized but unissued shares of Series B Preferred Stock.

2.11 PROTECTION PROVISIONS.

So long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval of a majority of the holders: (a) alter or change the rights, preferences or privileges of the Series B Preferred Stock; (b) alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series B Preferred Stock; (c) create any pari passu Securities; or (d) increase the authorized number of shares of Series B Preferred Stock.

2.12 SEVERABILITY OF PROVISIONS.

Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

CERTIFICATE OF DESIGNATION, SERIES C PREFERRED STOCK

3.1 DESIGNATION.

One hundred thousand (100,000) shares of Series C Preferred Stock, par value $0.0001 per share, are authorized pursuant to the Corporation’s Certificate of Incorporation, as amended (the “Series C Preferred Stock”).

3.2 PRICE.

The issuance price per share shall be equal to one thousand dollars (US$1,000). The issuance price may be changed at any time by a majority vote of the Board of Directors without an amendment to this Certificate of Designation. Consideration accepted as payment for Series C Preferred Shares shall include cash, and any other consideration as determined by a majority vote of the Board of Directors in a share issuance resolution at any meeting or action without meeting.

3.3 SENIORITY (RANK).

For any purpose other than those specifically delineated in Sections 3.4 – 3.12 below, the Series C Preferred Stock Class shall have seniority, priority and rank over all other classes and series of stock except Series A Preferred Stock Class and Series B Preferred Stock Class.

3.4 DIVIDENDS.

Shares of Series C are entitled to dividends if, and in such manner and amount as, declared by majority vote of the Board of Directors, except that such amount may not exceed 20% of the total aggregate value of the dividend declaration.

3.5 CALL (REDEMPTION).

Beginning 36 months from the date of issuance (the “Maturity Date”) and ending 37 months from the date of issuance, the Corporation may, at its sole election, redeem for cash (the “Call”) all or some of such shares of the Series C Preferred Stock, which cash redemption shall consist of a cash payment of 115% of the price paid per share plus any accrued but unpaid dividends.

3.6 PRE-EMPTION OF THE CALL; AUTOMATIC CONVERSION.

(a) Upon receipt of a notice by the Corporation to Call, each holder of Series C Preferred Stock shall have the right to convert his/her/its shares to common shares, so long as he/she/it elects to do so within the prescribed conversion process, as described in the notice.

(b) If the Corporation does not elect to Call such issued shares of Series C Preferred Stock within 37 months of the issuance date of such shares, such shares shall be automatically converted into shares of Common Stock pursuant to the conversion terms in Section 3.7(b) – 3.7(e) below.

3.7 CONVERSION RIGHTS.

(a) Shares of Series C Preferred Stock shall have no conversion rights until twelve months from the date of issuance, and then shall have conversion rights as specified in paragraph (b) below, subject to Section 3.6 above.

(b) Each share of Series C Preferred Stock may be converted by its holder, at any time beginning twelve months from the date of issuance, subject to Section 3.6 above, into the number of shares of Common Stock determined by the following formula:

The price paid per share

divided by

0.65 times the volume weighted average closing price for the five most recently concluded trading days rounded to the nearest whole number of common shares.

Example:

Investor pays $1,000 for one share of Series C Preferred Stock.

The volume weighted average closing price for the five most recently concluded trading days is $1 per share.

In this example, the number of shares of Common Stock issuable to the investor who converts the one share of Series C Preferred Stock is:

    $1,000

---------------

=

1,538 common shares issuable

  0.65 x $1

upon conversion of 1 share of C

(c) Following receipt by the Corporation’s duly appointed transfer agent of a notice of conversion to Common Stock from the holder, together with the holder’s stock certificate(s) evidencing the Series C Preferred Stock to be converted, the Corporation’s transfer agent shall issue and deliver to such holder a certificate for the number of shares of Common Stock issuable to the holder pursuant to the holder’s conversion in accordance with the provisions of this Section. The stock certificate(s) evidencing the Common Stock shall be issued, if appropriate, with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and that it cannot be transferred or sold unless it is so registered, or an exemption from registration is available. The shares of Common Stock shall be issued in the same name as the person who is the holder of the Series C Preferred Stock unless the holder assigns such shares to another person or entity and, in the opinion of counsel to the Corporation, such issuance to another person or entity can be made in compliance with applicable securities laws.

(d) All shares of Common Stock delivered upon conversion of the Series C Preferred Stock as provided herein shall be duly and validly issued and fully paid and nonassessable. Effective as of the conversion date, such converted shares of the Series C Preferred Stock shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of Common Stock issuable upon such conversion.

(e) The Corporation covenants that, within 30 days of receipt of a conversion notice from any holder of shares of Series C Preferred Stock wherein which such conversion would create more shares of Common Stock than are authorized, the Corporation will increase the authorized number of shares of Common Stock sufficient to allow for such conversion.

3.8 LIQUIDATION PREFERENCE.

In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount up to $1,000 per share before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation’s capital stock except Series A Preferred Stock and Series B Preferred Stock. The entire assets of the Corporation available for distribution after the liquidation preferences of both the Series A Preferred Stock and the Series B Preferred Stock are fully met shall be distributed ratably among the holders of the Series C Preferred Stock, up to a maximum of $1,000 per share. Neither an acquisition by, nor a consolidation or merger of the Corporation with, another corporation – even if the Corporation is the non-surviving entity – nor a sale or transfer of all or part of the Corporation’s assets for cash, securities or other property, will be considered a liquidation, dissolution or winding up of the Corporation.

3.9 VOTING RIGHTS.

No voting rights attach to the Series C Preferred Stock, except as required by Delaware law, in which case each share shall have one (1) vote.

3.10 STATUS OF ACQUIRED SHARES.

Shares of Series C Preferred Stock called (redeemed) by the Corporation, will be restored to the status of authorized but unissued shares of Series C Preferred Stock.

3.11 PROTECTION PROVISIONS.

So long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval of a majority of the holders: (a) alter or change the rights, preferences or privileges of the Series C Preferred Stock; (b) alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series C Preferred Stock; (c) create any Senior Securities; (d) create any pari passu Securities; or (e) increase the authorized number of shares of Series C Preferred Stock.

3.12 SEVERABILITY OF PROVISIONS.

Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

CERTIFICATE OF DESIGNATION, SERIES D PREFERRED STOCK

4.1 DESIGNATION.

Two million (2,000,000) shares of Series D Preferred Stock, par value $0.0001 per share, are authorized pursuant to the Corporation’s Certificate of Incorporation, as amended

(the “Series D Preferred Stock” or “Series D Preferred Shares”).

4.2

ISSUANCE AND PRICE.

Each share of Series D Preferred Stock has an

issuance price of U.S.$1,000 (one thousand U.S. dollars). The issuance price may be changed at any time by a majority vote of the Board of Directors without an amendment to this Certificate of Designation. Consideration accepted as payment for Series D Preferred Shares shall include cash, and any other consideration as determined by a majority vote of the Board of Directors in a share issuance resolution at any meeting or action without meeting.

4.3

CONVERSION RIGHTS.

(a) Shares of Series D Preferred Stock shall have no conversion rights until twelve months from the date of issuance, and then shall have conversion rights as specified in paragraph (b) below.

(b) Each share of Series D Preferred Stock may be converted by its holder, at any time beginning twelve months from the date of issuance, into the number of shares of Common Stock determined by the following formula:

The price paid per share

divided by

0.85 times the volume weighted average closing price for the five most recently concluded trading days rounded to the nearest whole number of common shares.

Example:

Investor pays $1,000 for one share of Series D Preferred Stock.

The volume weighted average closing price for the five most recently concluded trading days is $1 per share.

In this example, the number of shares of Common Stock issuable to the investor who converts the one share of Series D Preferred Stock is:

    $1,000

---------------

=

1,176 common shares issuable

  0.85 x $1

upon conversion of 1 share of D

(c) Following receipt by the Corporation’s duly appointed transfer agent of a notice of conversion to Common Stock from the holder, together with the holder’s stock certificate(s) evidencing the Series D Preferred Stock to be converted, the Corporation’s transfer agent shall issue and deliver to such holder a certificate for the number of shares of Common Stock issuable to the holder pursuant to the holder’s conversion in accordance with the provisions of this Section. The stock certificate(s) evidencing the Common Stock shall be issued, if appropriate, with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and that it cannot be transferred or sold unless it is so registered, or an exemption from registration is available. The shares of Common Stock shall be issued in the same name as the person who is the holder of the Series D Preferred Stock unless the holder assigns such shares to another person or entity and, in the opinion of counsel to the Corporation, such issuance to another person or entity can be made in compliance with applicable securities laws.

(d) All shares of Common Stock delivered upon conversion of the Series D Preferred Stock as provided herein shall be duly and validly issued and fully paid and nonassessable. Effective as of the conversion date, such converted shares of the Series D Preferred Stock shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of Common Stock issuable upon such conversion.

(e) The Corporation covenants that, within 30 days of receipt of a conversion notice from any holder of shares of Series D Preferred Stock wherein which such conversion would create more shares of Common Stock than are authorized, the Corporation will increase the authorized number of shares of Common Stock sufficient to allow for such conversion.

4.4 DIVIDENDS.

The shares of Series D Preferred Stock shall not be entitled to receive dividends.

4.5 VOTING RIGHTS.

No voting rights attach to the Series C Preferred Stock, except as required by Delaware law, in which case each share shall have one (1) vote.

4.6 LIQUIDATION RIGHTS.

In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series D Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount up to $1,000 per share before any payment shall be made or any assets distributed to the holders of Common Stock. The entire assets of the Corporation available for distribution, after the liquidation preferences of the Series A Preferred Stock and the Series B Preferred Stock and the Series C Preferred Stock are fully met, shall be distributed ratably among the holders of the Series D Preferred Stock, up to a maximum of $1,000 per share. Neither an acquisition by, nor a consolidation or merger of the Corporation with, another corporation – even if the Corporation is the non-surviving entity – nor a sale or transfer of all or part of the Corporation’s assets for cash, securities or other property, will be considered a liquidation, dissolution or winding up of the Corporation.

4.7 CALL (REDEMPTION) PROVISION.

Shares of Series D Preferred Stock are not callable (redeemable).

4.8 SENIORITY (RANK).

For any purpose other than those specifically delineated in Sections 4.1 – 4.7 above, the Series D Preferred Stock Class shall have seniority, priority and rank over all other classes and series of stock except Series A, Series B and Series C Preferred Stock Classes.

4.9 SEVERABILITY OF PROVISIONS.

Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

4.10 AMENDMENTS.

The provisions of Series D Preferred Stock Class (Sections 4.1 – 4.10 of this Certificate of Designations) may not be amended without the unanimous vote of the Board of Directors and a majority of the shares of the Series D Preferred Stock Class.

UNDESIGNATED PREFERRED STOCK

5.1

PREFERRED SHARES NOT DESIGNATED.

Ninety-seven million three hundred ninety thousand (97,390,000) shares of the Preferred Stock Class of the Corporation are not designated and may not be issued until designated.

5.2

DESIGNATING UNDESIGNATED PREFERRED SHARES.

Additional, undesignated shares of Preferred Stock may be designated for any existing series of Preferred Stock, and new series of Preferred Stock may be designated using undesignated shares of Preferred Stock, at any time by majority vote of the Board of Directors, through an amendment of this Certificate of Designations, subject to the limitations imposed by the other provisions of this Certificate of Designations. No more than 100,000,000 shares of Preferred Stock may be designated in total.

CERTIFICATE OF DESIGNATION, COMMON STOCK

6.1 DESIGNATION.

The number of authorized shares of the Common Stock class of this Corporation, and the par value thereof, shall be as is designated in the Corporation’s Certificate of Incorporation, as amended.

6.2 CONVERSION RIGHTS.

Shares of the Common Stock shall have no conversion rights.

6.3 DIVIDENDS.

The holders of the Common Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion, except that, upon any declaration of a dividend, no more than twenty percent (20%) of the total aggregate value of the dividend may be payable to the holders of the Common Stock.

6.4 VOTING RIGHTS.

(a)

For matters in which Delaware law restricts voting only to those shares of this Common Stock Class, each share of the Common Stock shall have one (1) vote.

(b)

For all other matters in which shares of the Common Stock are legally allowed to vote, each share of Common Stock shall be entitled to one (1) vote.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 21st day of July, 2014.

                                                                   By:

Abraham Dominguez Cinta, President

WRITTEN CONSENT TO ACTION WITHOUT MEETING OF THE

DIRECTORS OF

GO EZ CORPORATION

A DELAWARE CORPORATION

The undersigned, being all of the duly appointed and acting members of the Board of Directors of Go Ez Corporation, a Delaware corporation (the “Company”), do hereby consent to the adoption of, and do hereby adopt, the following resolutions with the same force and effect as if adopted at a meeting of the Board of Directors duly called and held, pursuant to the Corporation Revised Statutes and pursuant to the bylaws of the Company.

IT IS HEREBY RESOLVED that the Company duly adopts the above Certificate of Designations, effective upon the date that these Certificate of Designations are filed in the office of the Secretary of State of the State of Delaware. Four series of authorized preferred shares shall be hereby created and the designation, the number of shares thereof, the powers, the preferences, the rights of the shares of each series, and the qualifications, limitations and restrictions thereof are detailed in the Certificate of Designations.  This Certificate of Designations is duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware.

The Officers and Secretary of the Company are hereby directed to do all things necessary to implement these resolutions and to execute any required filings with the State of Delaware and the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned has executed this Unanimous Written Consent this 21st day of July, 2014.

Director of the Board:

                                                                                            Abraham Dominguez Cinta